UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARTISAN PARTNERS ASSET MANAGEMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-0969585
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-184686

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrants’ Securities to be Registered.

The securities to be registered hereby are shares of Class A common stock, par value $0.01 per share, of Artisan Partners Asset Management Inc. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-184686) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on November 1, 2012, as amended (the “Registration Statement”). Such information will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2.	Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 4, 2013

ARTISAN PARTNERS ASSET MANAGEMENT INC.

By:	/s/ Janet D. Olsen
	Name:	Janet D. Olsen
	Title:	Executive Vice President, Chief Legal Officer and Secretary